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                                                                 Exhibit 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Merck & Co., Inc.:



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated
January 26, 1999 incorporated by reference in Merck & Co., Inc.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 1998, and to all references to our Firm included in or made a part of this Registration Statement.



                                   /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP



New York, New York
April 30, 1999